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EXHIBIT 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in this Annual Report (Form 10-K) of Sovereign Bancorp, Inc. of our reports dated March 10, 2005, with respect to the consolidated financial statements of Sovereign Bancorp, Inc., management's assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting.

We also consent to the incorporation by reference in the following Registration
Statements:

(1) Registration Statement (Form S-8 No. 33-20186) pertaining to the Sovereign Bancorp, Inc. 1986 Stock Option Plan,

(2) Registration Statement (Form S-8 No. 33-78474) pertaining to the Sovereign Bancorp, Inc. 1993 Stock Option Plan,

(3) Registration Statement (Form S-8 No. 333-05251) pertaining to the Sovereign Bancorp, Inc. Non-Employee Director Compensation Plan,

(4) Registration Statement (Form S-8 No. 333-05309) pertaining to the Sovereign Bancorp, Inc. 1996 Stock Option Plan,

(5) Registration Statement (Form S-8 No. 333-112825) pertaining to the First Essex Bancorp, Inc. 1987 Stock Option Plan, the First Essex Bancorp, Inc. 1997 Stock Incentive Plan, and the First Essex Bancorp, Inc. 2002 Stock Incentive Plan,

(6) Registration Statement (Form S-8 No. 333-64530) pertaining to the Sovereign Bancorp, Inc. 2001 Stock Incentive Plan,

(7)  Registration Statement (Form S-3 No. 333-71568) of Sovereign Bancorp, Inc.,

(8) Registration Statement (Form S-8 No. 333-115528) pertaining to the Sovereign Bancorp, Inc. Employee Stock Purchase Plan, the Sovereign Bancorp, Inc. 2004 Broad-Based Stock Incentive Plan and the Sovereign Bancorp, Inc. Bonus Recognition and Retention Plan,

(9)  Registration Statement (Form S-3 No. 333-116800) of Sovereign Bancorp, Inc,

(10) Registration Statement (Form S-8 No. 333-117621) pertaining to the Seacoast Financial Services Corporation 2003 Stock Incentive Plan, the Seacoast Financial Services Corporation 1999 Stock Incentive Plan, the Abington Bancorp, Inc. 2000 Incentive and Nonqualified Stock Option Plan, the Abington Bancorp, Inc. 1997 Incentive and Nonqualified Stock Option Plan, the Abington Bancorp, Inc. 1986 Incentive and Nonqualified Stock Option Plan and the Massachusetts Fincorp, Inc. 1999 Stock-Based Incentive Plan,

(11) Registration Statement (Form S-3 No. 333-120840) of Sovereign Bancorp, Inc., and

(12) Registration Statement (Form S-8 No. 333-122274) pertaining to the Waypoint Financial Corp. Retirement Savings Incentive Plan, the Waypoint Financial Corp. 2001 Stock Option Plan, the Harris Financial, Inc. 1999 Incentive Stock Option Plan, the Harris Financial, Inc.

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     1999 Stock Option Plan for Outside Directors, the York Financial Corp. 1997
     Stock Option and Incentive Plan, the Harris Savings Bank 1996 Incentive Stock Option Plan, the York Financial Corp. 1995 Non-Qualified Stock Option Plan for Directors, the Harris Savings Bank 1994 Incentive Stock Option Plan, the Harris Savings Bank 1994 Stock Option Plan for Outside Directors, and the York Financial Corp. Non-Incentive Stock Option Plan for Directors


     of our report dated March 10, 2005, with respect to the consolidated financial statements of Sovereign Bancorp, Inc. and our report dated March 10, 2005, with respect to management's assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting included in this Annual Report (Form 10-K) of Sovereign Bancorp, Inc.


                                                          /s/ Ernst & Young LLP

Philadelphia, Pennsylvania
March 10, 2005